Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated July 2, 2013 and is by and among WCI Communities, Inc., a Delaware corporation (the “Company”) and WCI Communities, Inc. Creditor Trust (the “Trustee Stockholder”).

RECITALS

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below); and

WHEREAS, the Company desires to grant registration rights to the Trustee Stockholder on the terms and conditions set out in this Agreement, effective as of the closing date of the Company’s IPO (the “Effective Date”).

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1.                       Certain Definitions.  As used in this Agreement:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Blackout Period” has the meaning set forth in Section 2.3(g).

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by Law to close.

“Company” has the meaning set forth in the preamble.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Party” has the meaning set forth in Section 2.1(a).

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“Effective Date” has the meaning set forth in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning set forth in Section 2.4(c).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means the Trustee Stockholder or any Transferee of such Person to whom the rights and obligations under this Agreement are assigned in accordance with Section 4.2 hereof.

“IPO” has the meaning set forth in the recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Lockup Period” means the period for which each Holder has agreed to be bound by restrictions on the sale, disposition, hedging or other transfer of interests in Registrable Securities in connection with the IPO or, subject to and in accordance with Section 2.5(e) of this Agreement (including with respect to any waivers or consents thereunder), any subsequent offering of Common Stock.

“Loss” has the meaning set forth in Section 3.1.

“Non-Affiliate Transferee” has the meaning set forth in Section 4.2.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means (i) all shares of Common Stock beneficially owned by the Trustee Stockholder upon consummation of or following the IPO and all shares of Common Stock beneficially owned by their Transferees who become “Holders” hereunder pursuant to Section 4.2 of this Agreement, and (ii) any shares of Common Stock issued or issuable with respect to any shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, whether or not such acquisition has actually been effected).  As to any Registrable Securities, such Securities will cease to be Registrable Securities when:

(i)                                  a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement;

(ii)                              such Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;

(iii)                          such Registrable Securities cease to be outstanding; or

(iv)                          solely with respect to any Holder who, together with its Affiliates, holds Registrable Securities representing less than one percent of the total outstanding shares of Common Stock, such Registrable Securities may be sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance by the Company of its obligations under this Agreement, including:

(i)                                  all SEC, stock exchange and FINRA registration and filing fees, and any other fees and expenses associated with such filings (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(ii)                              all fees and expenses of complying with securities or “Blue Sky” Laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(iii)                          all printing, duplicating, word processing, telephone, facsimile, messenger and delivery expenses;

(iv)                          all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and FINRA and all rating agency fees;

(v)                              all fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(vi)                          any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and all fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(vii)                      the reasonable fees and disbursements of one legal counsel for the Holders incurred in connection with the registration (including any expenses of local counsel required by or incident to customary opinions of counsel);

(viii)                  the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders), including all travel, meals and lodging;

(ix)                          all of the Company’s internal expenses; and

(x)                              any other fees and disbursements customarily paid by the issuers of securities.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shelf Notice” has the meaning set forth in Section 2.3(a).

“Shelf Registration Statement” has the meaning set forth in Section 2.3(a).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security.  When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Trustee Stockholder” has the meaning set forth in the preamble, and shall include its Transferees who are Affiliates and have become stockholders of the Company.

SECTION 1.2.                       Other Definitional Provisions; Interpretation.

(a)                               The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specified.

(b)                              The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c)                               The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

(d)                             To the extent any period for notice provided herein lapses on a day that is not a Business Day, such notice period shall extend to the next Business Day.

ARTICLE II.

REGISTRATION RIGHTS

SECTION 2.1.                       Demand Registration.

(a)                               At any time following the Effective Date, subject to any Lockup Period, upon the written request of any Holder (in such capacity, a “Demand Party”) requesting that the Company effect the registration under the Securities Act of Registrable Securities and specifying the amount and intended method of disposition thereof, the Company will (x) promptly (but in any event within five (5) days) give written notice of such requested registration to other holders of Securities entitled to notice of such registration, if any, and (y) as expeditiously as possible after a request for registration pursuant to this Section 2.1(a) is given to the Company, file a registration statement to effect the registration under the Securities Act of:

(A)                          such Registrable Securities which the Company has been so requested to register by the Demand Party in accordance with the intended method of disposition thereof; and

(B)                           all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.1.

Notwithstanding the foregoing, the Holders, taken together as a group, shall only be entitled to one (1) request to effect registration pursuant to this Section 2.1(a) or a Shelf Registration Statement (as defined below) pursuant to Section 2.3(a) provided the Company effects such registration or Shelf Registration Statement, as applicable, and that a Demand Party does not withdraw all of the Registrable Securities to be included in a registration under this Section 2.1. A Demand Party can withdraw all or any portion of its Registrable Securities to be included in a registration under this Section 2.1 at any time and, upon receipt of notice from Holders of a majority of the Registrable Securities participating in such offering thereof, the Company shall cease all efforts to secure effectiveness of the applicable registration statement (an “Abandoned Registration”); provided, however, that the Holders will reimburse the Company for all Registration Expenses incurred by the Company in connection with any such Abandoned Registration.

(b)                              The Company shall use reasonable best efforts to cause the registration statement filed pursuant to Section 2.1(a) to be declared effective by the SEC (if such registration statement is not an automatic shelf registration statement) promptly.  The Company shall use reasonable best efforts to cause the registration statement to become effective and remain effective for a period of at least one hundred and eighty (180) days (or such shorter period in which all Registrable Securities included in such registration statement have actually been sold thereunder).

(c)                               Such registration statement prepared at the request of a Demand Party shall be effected on such appropriate form as requested by the Demand Party and as shall be reasonably acceptable to the Company.

(d)                             The Company will pay all Registration Expenses in connection with the registration of Registrable Securities requested pursuant to this Section 2.1.

(e)                               If a requested registration pursuant to this Section 2.1 involves an underwritten offering, Holders of a majority of the Registrable Securities participating in such offering shall have the right to select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.  For the avoidance of doubt, each applicable Holder participating in such an underwritten offering shall be responsible for paying the underwriting discounts and commissions applicable to such Holder’s Registrable Securities sold by the underwriters in such underwritten offering.

(f)                                If a requested registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of Securities requested to be included in such registration (including Securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of, or the market for, the Securities offered in such offering, then the number of such Securities to be included in such registration shall be allocated in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such registration by the Demand Party which, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above and (ii) second, and only if all the Registrable Securities requested to be included by the Demand Party have been included, the number of Securities the Company proposes to sell that, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above.

(g)                              Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled, upon written notice to all applicable Holders, to postpone the filing or the effectiveness of a registration statement filed pursuant to this Section 2.1 for a reasonable period of time, which shall not exceed (i) two occasions during any twelve (12)-month period or (ii) thirty (30) days in succession on any one occasion, if the Board determines in good faith and in its reasonable judgment, after consultation with counsel, that the filing or effectiveness of such registration statement would require the disclosure of material, non-public information that would otherwise not be required to be disclosed and that the Company has a bona fide business purpose for preserving as confidential.  The Company shall immediately notify the Holders in writing once the Company is able to proceed with the filing or effectiveness of the registration statement and prepare any necessary amendments or supplements thereto such that the registration statement will not include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 2.2.                       [Intentionally omitted].

SECTION 2.3.                       Shelf Registration.

(a)                               At any time following the Effective Date, subject to any Lockup Period and subject to the availability of a registration statement on Form S-3 to the Company, upon the delivery of a written notice by a Demand Party to the Company (the “Shelf Notice”) requesting that the Company effect a registration under the Securities Act of Registrable Securities on Form S-3 and specifying the amount and intended method of disposition thereof, the Company will file as expeditiously as possible, and, if the Shelf Registration Statement (as defined below) is not an automatic shelf registration statement, use reasonable best efforts to cause to be promptly declared effective by the SEC a registration statement on Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by such Demand Party in accordance with the methods of distribution elected by such Holders and set forth in the prospectus included in such registration statement on Form S-3 (the “Shelf Registration Statement”).

(b)                              Notwithstanding the foregoing Section 2.3(a), the Holders, taken together as a group, shall only be entitled to one (1) request to effect registration pursuant to Section 2.1(a) or a Shelf Registration Statement pursuant to Section 2.3(a) provided the Company effects such registration or Shelf Registration Statement, as applicable. A Demand Party can withdraw all or any portion of its Registrable Securities to be included in a registration under this Section 2.3 at any time and, upon receipt of notice from Holders of a majority of the Registrable Securities participating in such offering thereof, the Company shall cease all efforts to secure effectiveness of the applicable registration statement.

(c)                               Subject to Section 2.3(g), the Company will use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, and, if necessary, to file one or more successor Shelf Registration Statements and keep such successor Shelf Registration Statement(s) continuously effective, such that there is no period when a Shelf Registration Statement is not in effect until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the methods of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

(d)                             [Intentionally omitted].

(e)                               If a requested registration pursuant to this Section 2.3 involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of Securities requested to be included in such Shelf Registration Statement (including Securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of, or the market for, the Securities offered in such offering, then the number of such Securities to be included in such underwritten offering shall be allocated in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Shelf Registration Statement by the Holders, which, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above; and (ii) second, and only if all the Registrable Securities requested to be included by the Holders in such Shelf Registration Statement have been included, the number of Securities the Company proposes to sell that, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above.

(f)                                The Company will pay all Registration Expenses in connection with the registration of Registrable Securities requested pursuant to this Section 2.3.

(g)                              Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Holders who elected to participate in the Shelf Registration Statement, to require such Holders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time (a “Blackout Period”), which shall not exceed (i) two occasions during any twelve (12)-month period or (ii) thirty (30) days in succession on any one occasion, if the Board shall determine in good faith and in its reasonable judgment, after consultation with counsel, that it is required to disclose in the Shelf Registration Statement material, non-public information that would otherwise not be required to be disclosed and that the Company has a bona fide business purpose for preserving as confidential. Immediately upon receipt of such notice, the Holders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below.  Any Blackout Period shall terminate upon the earlier of: (i) such time as the public disclosure of such information is made or determined to no longer be necessary; or (ii) after thirty (30) days.  After the expiration of any Blackout Period and without any further request from a Holder the Company shall, if necessary, as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 2.4.                       Registration Procedures.  If and whenever the Company is required to file a registration statement with respect to, or to use its reasonable best efforts to effect or cause the registration of, any Registrable Securities under the Securities Act as provided in this Agreement, the Company will as expeditiously as possible:

(a)                               prepare and file with the SEC a registration statement (including all exhibits and financial statements required under the Securities Act) on an appropriate form with respect to such Registrable Securities and, if such registration statement is not an automatic effective registration statement, use its reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of Securities which it has initiated for its own account at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); and provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to the underwriters, sellers of Registrable Securities covered by such registration statement and their counsel copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(b)                              prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (x) reasonably requested by any Holder with Registrable Securities covered by the registration statement and (y) necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(c)                               furnish to each seller of such Registrable Securities and underwriters, if any, at no charge, such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, excluding any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d)                             use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)                               use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof, or the underwriters, to consummate the disposition of such Registrable Securities;

(f)                                promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware (whether by the happening of any event or otherwise) (i) that the registration statement or the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, or (ii) that any Free Writing Prospectus includes information that may conflict with the information contained in the registration statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such registration statement or prospectus, which shall correct such misstatement or omission or effect such compliance;

(g)                              otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC or other applicable securities laws, and make available to its Security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(h)                              (i) use its best efforts to list such Registrable Securities on any securities exchange on which other Securities of the Company are then listed if such Registrable Securities are not already so listed; and (ii) provide and cause to be maintained a transfer agent and registrar for such Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(i)                                  enter into such customary agreements (including underwriting and indemnification agreements), and take all such other actions as any participating Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(j)           obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the managing underwriter or underwriters shall reasonably request;

(k)          make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, and cause all of the Company’s officers, directors, employees and independent public accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l)           notify counsel for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing: (i) when the registration statement, or any post-effective amendment to the registration statement, shall have been filed or become effective, or any supplement to the prospectus or any amendment to any prospectus or any Free Writing Prospectus utilized in connection therewith shall have been filed; (ii) of the receipt of any comments or other correspondence from the SEC; (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects; and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(m)         provide each Holder of Registrable Securities included in such registration statement reasonable opportunity to comment on the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment to any prospectus, and make such changes as the Holders or their counsel shall reasonably request;

(n)          use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(o)          if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(p)          cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under the registration statement, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Holders may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(q)          make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(r)           cause the senior executive officers of the Company to participate in any “road shows” that may be reasonably requested by the Holders in connection with distribution of Registrable Securities and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(s)           obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form, substance and scope, reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(t)           cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(u)          take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(v)          take all reasonable action to ensure that any Free Writing Prospectus utilized in connection with such registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(w)         take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

SECTION 2.5.        Other Registration-Related Matters.

(a)          The Company may require any seller of Registrable Securities pursuant to Section 2.1 or 2.3 to furnish to the Company in writing such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such offering as the Company may from time to time reasonably request in writing.

(b)          The Holders of Registrable Securities to be distributed by underwriters shall be parties to any underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such offering.

(c)          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(f), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented registration statement or prospectus contemplated by Section 2.4(f) and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Company gives any such notice, any applicable period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(f) to and including the date when all such sellers of Registrable Securities covered by such registration statement shall receive such a supplemented or amended registration statement or prospectus and such registration statement or prospectus shall have been filed with the SEC.

(d)          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(l)(v), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the lifting of such stop order, other order or suspension or the termination of such proceedings and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Company gives any such notice, any applicable period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(l)(v) to and including the date when such stop order, other order or suspension is lifted or such proceedings are terminated.

(e)          (i) Each Holder will, in connection with a sale of Registrable Securities pursuant to Section 2.1 or Section 2.3 conducted as an underwritten offering, upon the request of the Company or of the managing underwriter, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the offering, distributions-in-kind to a Holder’s partners or members and Transfers to Affiliates) without the prior written consent of the managing underwriter for a period not greater than 60 days (or such longer period, not to exceed 90 days, agreed to by the Holders of a majority of the Registrable Securities) after the date of the final prospectus relating to such offering; provided that all directors and officers of the Company, holders of more than 3% of the Registrable Securities and all other Persons with registration rights with respect to the Company’s Securities (whether or not pursuant to this Agreement) holding more than 5% of the Registrable Securities shall enter into agreements similar to those contained in this Section 2.4(e)(i) (without regard to this proviso); and (ii) the Company and its Subsidiaries will, in connection with an underwritten offering of the Company’s Securities in respect of which Registrable Securities are included, upon the request of the underwriters managing such offering, agree in writing not to effect any sale, disposition or distribution of equity Securities of the Company (other than those included in such offering, offered on Form S-8, issuable upon conversion of Securities or upon the exercise of options, or the grant of options in the ordinary course of business pursuant to then-existing management equity plans or equity-based employee benefit plans, in each case outstanding on the date a request is made pursuant to Section 2.1(a) or 2.3(a), as the case may be), without the prior written consent of the managing underwriter, for a period not greater than 90 days after the date of the final prospectus relating to such offering.

(f)           With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Securities of the Company to the public without registration after such time as a public market exists for Registrable Securities, the Company agrees to use its commercially reasonable efforts:

(1)          to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its Securities to the public;

(2)          to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(3)          so long as a Holder owns any Registrable Securities, to furnish to such Holder promptly upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its Securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents of the Company as such Holder may reasonably request in availing itself or himself of any rule or regulation of the SEC allowing such Holder to sell any such Securities without registration.

(g)          Counsel to represent the selling Holders of Registrable Securities shall be selected by the Holders of a majority of the Registrable Securities participating in such registration, except counsel representing the selling Holders in connection with any Shelf Registration Statement shall be selected by the initiating Holder.

(h)          Each of the parties hereto agrees that the registration rights provided to the Holders herein are not intended to, and shall not be deemed to, override or limit any other restrictions on Transfer to which any such Holder may otherwise be subject.

(i)           Neither the Company nor any of its Subsidiaries shall hereafter enter into, and neither the Company nor any of its Subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement.  Without the approval of the Holders of a majority of the Registrable Securities, neither the Company nor any of its Subsidiaries shall enter into any agreement granting registration or similar rights to any Person, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement or pursuant to that certain registration rights agreement between the Company and Monarch Debt Recovery Master Fund Ltd, Monarch Master Funding Ltd, Monarch Opportunities Master Fund Ltd, Monarch Income Master Fund Ltd, Monarch Capital Master Partners LP, Monarch Alternative Solutions Master Fund LTD, Monarch Capital Master Partners II LP, Monarch Capital Master Partners II-A LP, Monarch Cayman Fund Limited, Oakford MF Limited, P Monarch Recovery LTD and Stonehill Institutional Partners, L.P.

ARTICLE III.

INDEMNIFICATION

SECTION 3.1.        Indemnification by the Company.  The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder, each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Securities are registered or sold under the Securities Act, any final, preliminary or summary prospectus contained therein, or any Free Writing Prospectus, or any amendment or supplement to any of the foregoing or any documents incorporated by reference therein, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including any report and other document filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 3.1 in respect of any untrue statement or omission contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in the registration statement, a final, preliminary or summary prospectus contained therein, or any Free Writing Prospectus, or any amendment or supplement to any of the foregoing, that has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

SECTION 3.2.        Indemnification by the Holders.  Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in the registration statement under which such Registrable Securities were registered or sold under the Securities Act, any final, preliminary or summary prospectus contained therein, any Free Writing Prospectus, or any amendment or supplement to any of the foregoing or any documents incorporated by reference therein or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in such registration statement, final, preliminary or summary prospectus contained therein, or any Free Writing Prospectus, or any amendment or supplement to any of the foregoing, and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder pursuant to Section 3.4 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

SECTION 3.3.        Notices of Claims, Etc.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

SECTION 3.4.        Contribution. If for any reason the indemnification provided for in Section 3.1 and Section 3.2 is unavailable to an indemnified party (other than as a result of exceptions contained in Section 3.1 and Section 3.2) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any registration statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.1 and 3.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.4, in connection with any registration statement filed by the Company, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 3.2 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. If indemnification is available under this Article III, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.1 and 3.2 hereof without regard to the provisions of this Section 3.4. The remedies provided for in this Article III are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 3.5.        Non-Exclusivity.  The obligations of the parties under this Article III will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE IV.

OTHER

SECTION 4.1.        Notices.  Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, and shall be deemed given when (a) delivered personally, (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, (c) one (1) Business Day after being sent by any nationally recognized overnight courier, or (d) if transmitted by facsimile, if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause

(a), (b) or (c) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):

if to the Company:

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Florida 34134

(Telephone) (239) 947-2600

(Facsimile) (239) 498-8338

Attention: Vivien Hastings

if to the Trustee Stockholder:

WCI Communities, Inc. Creditor Trust

c/o Ocean Ridge Capital Advisors, LLC, Trustee

56 Harrison Street, Suite 203 A

New Rochelle, New York  10801

(Facsimile) (941) 931-5287

Attention: Bradley E Scher, Managing Member

SECTION 4.2.        Assignment.  Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the Company and the Holders of a majority of the Registrable Securities; provided, however, that the rights and obligations set forth herein may be assigned, in whole or in part, by the Trustee Stockholder to any Affiliate of such Trustee Stockholder; provided, further, the rights and obligations set forth herein may be assigned, in whole or in part, by the Trustee Stockholder (but only to the extent the Holders have not exercised their rights pursuant to Sections 2.1(a) or 2.3(a)) to any transferee of Registrable Securities that is not an Affiliate that holds (after giving effect to such transfer) in excess of five percent (5%) of the then-outstanding Common Stock (each, a “Non-Affiliate Transferee”) but, notwithstanding the foregoing or anything in this Agreement to the contrary, all such Non-Affiliate Transferees and all such other Holders, taken together as a group, shall only be entitled to one (1) request to effect registration pursuant to Section 2.1(a) or a Shelf Registration Statement pursuant to Section 2.3(a) provided the Company effects such registration or Shelf Registration Statement, as applicable.  Notwithstanding the foregoing, no assignment permitted under the terms of this Section 4.2 will be effective unless the transferee to which the assignment is being made, if not a Holder, has delivered to the Company a joinder agreement, in substantially the form attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of this Agreement and become a party hereto, whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities.  Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

SECTION 4.3.        Amendments; Waiver.  This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the Trustee Stockholder; provided that no such amendment, supplement or other modification shall adversely affect the economic interests of any Holder hereunder disproportionately to other Holders without the written consent of such Holder.  No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

SECTION 4.4.        Third Parties.  This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

SECTION 4.5.        Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

SECTION 4.6.        Jurisdiction.  With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby, each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or any Holder at their respective addresses referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 4.7.        Specific Performance.  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages.  Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

SECTION 4.8.        Entire Agreement.  This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.  There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

SECTION 4.9.        Severability.  If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

SECTION 4.10.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

SECTION 4.11.     Effectiveness.  This Agreement shall become effective, as to any Holder, as of the later of (i) the date signed by the Company and countersigned by such Holder or (ii) the Effective Date.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

WCI COMMUNITIES, INC.

By:	/s/ Vivien Hastings
	Name:	Vivien Hastings
	Title:	Senior Vice President

TRUSTEE STOCKHOLDER:

WCI COMMUNITIES, INC. CREDITOR TRUST
By:	Ocean Ridge Capital Advisors, LLC
solely in its capacity as trustee of the WCI Communities, Inc. Creditor Trust

By:	/s/ Bradley E. Scher
	Name:	Bradley E. Scher
	Title:	Managing Member, Ocean Ridge Capital Advisors, LLC, as Creditor Trustee

EXHIBIT A

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) is made as of the ___ day of ________, _____ by [•] (the “Joining Party”).

W I T N E S S E T H

WHEREAS, WCI Communities, Inc., a Delaware corporation (the “Company”), is a party to that certain Registration Rights Agreement, dated as of _________, 2013 (as the same may be amended from time to time, the “Registration Rights Agreement”). (Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement);

WHEREAS, the Registration Rights Agreement provides that as a condition to becoming a party to the Registration Rights Agreement, a Person must execute and deliver to the Company a Joinder Agreement pursuant to which such Person agrees to be bound by the terms and conditions of the Registration Rights Agreement, whereupon such Person will be treated as a Holder for all purposes of the Registration Rights Agreement;

WHEREAS, the Joining Party desires to become a Holder under the Registration Rights Agreement by executing a copy of this Agreement; and

WHEREAS, the Joining Party has reviewed the terms of the Registration Rights Agreement and determined that it is desirable and in the Joining Party’s best interests to execute this Joinder Agreement.

NOW, THEREFORE, the Joining Party hereby agrees as follows:

1.            Joinder of Registration Rights Agreement.  By executing this Joinder Agreement, the Joining Party (a) accepts and agrees to be bound by all of the terms and provisions of the Registration Rights Agreement as if it were an original signatory thereto and (b) shall be deemed to be, and shall be entitled to all of the rights and subject to all of the obligations of, a Holder thereunder.

2.            Representations and Warranties.

(i)           This Agreement constitutes a valid and binding obligation enforceable against the Joining Party in accordance with its terms.

(ii)          The Joining Party has received a copy of the Registration Rights Agreement.  The Joining Party has read and understands the terms of the Registration Rights Agreement and has been afforded the opportunity to ask questions concerning the Company and the Registration Rights Agreement.

3.            Full Force and Effect. Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with its terms.

4.            Notices.  All notices provided to the Joining Party shall be sent or delivered to the Joining Party at the address set forth on the signature page hereto unless and until the Company has received written notice from the Joining Party of a changed address.

6.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state.

IN WITNESS WHEREOF, the Joining Party has executed and delivered this Agreement as of the date first above written.

JOINING PARTY

[•]

Address:

Acknowledged and Accepted:

WCI COMMUNITIES, INC.

By:________________________________
Name:___________________________
Title:____________________________